ET&T LICENSING AGREEMENT

This Agreement states that Electronic Transactions & Technologies (ET&T) does hereby license the following ET&T products to Betting, Inc., a Missouri corporation, for the exclusive global usage of wagering by PERFECT originated ATM cards, credit cards, and smart cards:

The PayMaster, defined as a stand alone terminal that attaches to phone lines and which calls the ET&T host processing center with bank data.

The SLICK, defined as a stand alone keyboard terminal that attaches to phone lines and call the ET&T host processing center with bank data that has bypassed the Internet.

The PocketPay, defined as a pocket sized terminal and telephone that sends bank data by wireless transmission to the ET&T host processing center.

The TV Pin Pad Remote, defined as a set top box and TV remote that sends bank data by landline dial up transmission to the ET&T host processing center.

Each ET&T product is exclusively licensed to Betting, Inc. on a global basis for the application of PERFECT wagering at a licensing fee of $2,000,000 each.

The duration of the exclusive license is 20 years.

				Electronic Transactions & Technologies



Dated: March 27, 1998		By:/s/  Thomas S. Hughes__
Thomas S, Hughes, Chairman & CEO


					Betting, Inc.


Dated: March 27, 1998		By:/s/_Thomas S. Hughes__
					Thomas S. Hughes, Chairman & CEO